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                                                                     EXHIBIT 3.1



                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                 PMR CORPORATION



         PMR CORPORATION, a corporation organized and existing under the laws of the state of Delaware, hereby certifies as follows:

FIRST.            The name of the Corporation is PMR Corporation.

SECOND. The date of the filing of the corporation's original Certificate of Incorporation with the Secretary of State of Delaware was January 8, 1988 under the name Zaron Capital, Inc.

THIRD. This Restated Certificate of Incorporation was duly adopted by the corporation in accordance with Section 245 of the General Corporation Law of the State of Delaware.

FOURTH. This Restated Certificate of Incorporation of the corporation restates and integrates and does not further amend the provisions of the corporation's Certificate of Incorporation as theretofore amended or supplemented. There are no discrepancies between the provisions of the Certificate of Incorporation and the provisions of this Restated Certificate of Incorporation.

                                       1.
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FIFTH.            The Certificate of Incorporation of the corporation shall be restated to read in full as follows:

                                   ARTICLE I.

         The name of this corporation is PMR CORPORATION.

                                   ARTICLE II.

         The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

                                  ARTICLE III.

         The name of the registered agent in Delaware at such address is The Corporation Trust Company.

                                   ARTICLE IV.

         The purposes of the corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE V.

         A. The total number of shares of stock which the Corporation shall have authority to issue is eleven million (11,000,000) which shall be divided into three classes designated and hereinafter called "Common Stock," "Series A $4.50 Convertible Preferred Stock" and "Preferred Stock." The Common Stock shall consist of ten million (10,000,000) shares, each with a par value of One Cent ($.01). The "Series A $4.50 Convertible Preferred Stock" shall consist of two hundred thousand (200,000) shares, each with a par value of One Cent ($.01). The "Preferred Stock" shall consist of eight hundred thousand (800,000) shares, each with a par value of One Cent ($.01).

         The Board of Directors shall have the authority to fix by resolution such designations, powers, preferences, rights, qualifications, limitations or restrictions on the shares of Preferred Stock that may be desired.

                                       2.
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                                   ARTICLE VI.

         AMENDMENTS TO BYLAWS. All of the powers of this Corporation, insofar as the same may be lawfully vested by this Certificate of Incorporation in the Board of Directors are hereby conferred upon the Board of Directors of this Corporation. In furtherance and not in limitation of that power, the Board of Directors shall have the power to make, adopt, alter, amend and repeal from time to time Bylaws of this Corporation, subject to the right of stockholders entitled to vote with respect thereto to adopt, alter, amend and repeal Bylaws by the Board of Directors; provided, however, that Bylaws shall not be adopted, altered, amended or repealed by the stockholders of the Corporation except by the affirmative vote of the holders of two-thirds of the combined voting power of the then outstanding shares of stock entitled to vote on any proposed amendment to the Bylaws.

                                  ARTICLE VII.

         No director shall be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director, except (i) for breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article 7 shall apply to or have any effect on the liability or alleged liability of any director of the Company for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

                                  ARTICLE VIII.

         The board of directors of the Corporation may by resolution adopted from time to time or as may be permitted by the Bylaws indemnify such persons, and to the full extent, permitted by the General Corporation Law of the State of Delaware as amended from time to time. The board of directors of the Corporation may by resolution adopted from time to time purchase and maintain insurance on behalf of such persons, and to the full extent, permitted by the General Corporation Law of the State of Delaware as amended from time to time.

                                   ARTICLE IX.

         AMENDMENTS TO CERTIFICATE OF INCORPORATION. Amendments to the Certificate of Incorporation of the Corporation shall require the affirmative vote of the holders of two-thirds of the combined voting power of the then outstanding shares of stock entitled to vote on any proposed amendment to the Certificate of Incorporation. Notwithstanding the foregoing, in the event that a resolution to amend the Certificate of Incorporation of


                                       3.
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the Corporation is adopted by the affirmative vote of at least eighty percent
(80%) of the Board of Directors, approval of the amendment shall only require the affirmative vote of the holders of a majority of the combined voting power of the then outstanding shares of stock entitled to vote generally on such amendment, voting together as a single class.

                                   ARTICLE X.

         BOARD OF DIRECTORS:

         A. NUMBERS, ELECTIONS AND TERMS. Except as otherwise fixed by or pursuant to provisions hereof relating to the rights of the holders of any class or series of stock having a preference over common stock as to dividends or upon liquidation to elect additional Directors under specified circumstances, the number of Directors of the Corporation shall be fixed from time to time by affirmative vote of a majority of the Directors then in office. The Directors, other than those who may be elected by the holders of any classes or series of stock having a preference over the common stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the manner specified in the Bylaws of the Corporation, one class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1997, another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1998, and another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1999, with each class to hold office until its successor is elected and qualified. At each annual meeting of the stockholders of the Corporation after 1996, the successors of the class of Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. Election of directors need not be by written ballot unless so provided in the Bylaws of the corporation.

         B. NEWLY CREATED DIRECTORSHIPS AND VACANCIES. Except as otherwise fixed by or pursuant to provisions hereof relating to the rights of the holders of any class or series of stock having a preference over common stock as to dividends or upon liquidation to elect additional Directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been elected and


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qualified. No decrease in the number of Directors constituting the Board of
Directors shall shorten the term of any incumbent director.

         C. REMOVAL. Except as otherwise fixed by or pursuant to provisions hereof relating to the rights of the holders of any class or series of stock having a preference over common stock as to dividends or upon liquidation to elect additional Directors under specified circumstances, any Director may be removed from office only for cause and only by the affirmative vote of the holders of two-thirds of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of Directors, voting together as a single class.

         D. AMENDMENT, REPEAL, ETC. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the consent of the Board of Directors shall be required to alter, amend, or adopt any provisions inconsistent with or repeal this Article X.

                                       5.
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         IN WITNESS WHEREOF, said PMR Corporation has caused this Restated
Certificate of Incorporation to be signed by its Chief Executive Officer, Allen Tepper, and attested to by its Secretary, Susan D. Erskine, this 9th day of May, 1997.

                                                         /s/ Allen Tepper
                                                         -----------------------
                                                         Allen Tepper
                                                         Chief Executive Officer

Attest:


/s/ Susan D. Erskine
--------------------
Susan D. Erskine
Secretary

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